Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 18, 2003 relating to the financial statements, which appears in Anworth Mortgage Asset Corporation’s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Los Angeles, California

November 21, 2003